SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sprott Physical Silver Trust

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	N/A
(State of incorporation	(IRS Employer
or organization)	Identification No.)

Suite 2700, South Tower,
Royal Bank Plaza,
200 Bay Street,
Toronto, Ontario, Canada	M5J 2J1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-168051

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Sprott Physical Silver Trust, a trust established under the laws of the Province of Ontario, Canada (the “Trust”), is registering units of the Trust pursuant to this registration statement on Form 8-A.

Item 1.                    Description of Registrant’s Securities to be Registered

The information required by this item is contained under the headings “Description of the Units”, “Redemption of Units”, “Distribution Policy”, “Description of the Trust Agreement” and “Termination of the Trust” in Amendment No. 3 to the Trust’s Registration Statement on Form F-1 (File number 333-168051) as filed on October 18, 2010. This information contained under the headings “Description of the Units”, “Redemption of Units”, “Distribution Policy”, “Description of the Trust Agreement” and “Termination of the Trust” is hereby incorporated herein by reference.

The transfer agent and registrar for the Trust is Equity Financial Trust Company.

Item 2.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Arca and because the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 25, 2010	Sprott Physical Silver Trust
By Sprott Asset Management LP,
as manager of the Registrant

	By:	/s/ Steven Rostowsky
		Name:	Steven Rostowsky
		Title:	Chief Financial Officer